UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2021

SHENTANG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55973	83-0610554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

House 1E1, Zhuoyue Weigang North

Nanshan District, Shenzhen, P.R. China 518000

 (Address of principal executive offices, zip code)

(+86) 138-2887-0006

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2021, the Board of Directors (the “Board”) of the Company elected an additional director, Mr. De Li, to the Board. As a result, the Board now consists of two members, Mr. De Li and Ms. Lei Xu. Mr. De Li will hold office until his successors have been duly elected and qualified, or his resignation, death or removal, whichever occurs first.

Mr. De Li, age 35, an entrepreneur and a founder of VEZHONG LIMITED. He graduated from Guilin University of Technology in 2009 and joined Guangzhou Fengmei Leather Co., Ltd. in 2010. Since 2019, he has been an entrepreneur and run his own business.

As reported previously, on August 11, 2021, VEZHONG LIMITED, a British Virgin Islands company, acquired 9,002,000 shares of preferred stock of the Company from Plentiful Limited, a Samoan company, which shares represented approximately 90.02% voting power of the outstanding capital stock of the Company immediately after the acquisition. Mr. De Li is the sole director and a holder of 44% of the shares of VEZHONG LIMITED.

There is no family relationship that exists between Mr. De Li and any other director or executive officers of the Company. Except as disclosed herein, there are no arrangements or understandings between Mr. De Li and any other persons pursuant to which he was selected as a director, nor are there related party transactions between the Company and Mr. De Li that would require disclosure under Item 404(a) of Regulation S-K.

On the same date, the Board ratified and approved Ms. Lei Xu’s appointment as the Chief Executive Officer and Chief Financial Officer of the Company who has been the Company’s President, Treasurer and Secretary since April 2020.

ITEM 8.01. Other Events.

Effective December 10, 2021, VEZHONG LIMITED transferred (i) 3,060,680 shares of preferred stock of the Company to VEVEI LIMITED, a British Virgin Islands company, (ii) 2,160,480 shares of preferred stock of the Company to VEYUN LIMITED, a British Virgin Islands company, and (iii) 1,800,400 shares of preferred stock to VEJU LIMITED, a British Virgin Islands company. After the foregoing transfers, VEZHONG continues to hold 1,980,440 shares of preferred stock of the Company.

As of the date of this report, VEZHONG LIMITED is 44% owned by Mr. De Li, 31% owned by Ms. Lihong Xu and 25% owned by Ms. Yuanjiao Zhou. VEVEI LIMITED has a sole director, Mr. De Li, and is 100% owned by Mr. De Li. VEYUN LIMITED has a sole director, Ms. Lihong Xu, and is 100% owned by Ms. Lihong Xu. VEJU LIMITED has a sole director, Ms. Yuanjiao Zhou, and is 100% owned by Ms. Yuanjiao Zhou.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shentang International, Inc.

Dated: December 13, 2021	By:	/s/ Lei Xu
	Name:	Lei Xu
	Title:	President, Treasurer and Secretary

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